UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2012

Park Sterling Corporation
(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 716-2134

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2012, Park Sterling Corporation (the “Registrant”), the bank holding company for Park Sterling Bank, completed its acquisition by merger of Citizens South Banking Corporation (“Citizens South”), the bank holding company for Citizens South Bank (the “Merger”). Citizens South merged with and into the Registrant, with the Registrant as the surviving entity. The Merger was completed pursuant to an Agreement and Plan of Merger, dated as of May 13, 2012, between the Registrant and Citizens South (the “Merger Agreement”). Prior to entry into the Merger Agreement, no material relationship existed between the Registrant and Citizens South and any of their respective affiliates.

Upon the completion of the Merger, each outstanding share of common stock, par value $0.01 per share, of Citizens South not owned by the Registrant or Citizens South or by any of their respective wholly-owned subsidiaries, was converted into the right to receive either: (i) 1.4799 shares of common stock, par value $1.00 per share, of the Registrant; (ii) $7.00 in cash or (iii) a combination thereof, as elected by Citizens South’s stockholders, subject to the limitation that no more than 30% of the shares of Citizens South’s common stock would be exchanged for cash, with the remaining 70% to be exchanged for shares of the Registrant’s common stock. Cash was paid in lieu of fractional shares. The aggregate merger consideration consisted of approximately 11,919,746 shares of the Registrant’s common stock and approximately $24.3 million in cash. Based upon the $4.94 per share closing price of the Registrant’s common stock on September 28, 2012, the transaction value was approximately $83.2 million.

Each option to purchase shares of Citizens South’s common stock outstanding immediately prior to completion of the Merger was converted into an option to purchase shares of the Registrant’s common stock, subject to the same terms and conditions that applied to such options before the effective time of the Merger. The number of shares of the Registrant’s common stock subject to, and the exercise price of, such options was adjusted based on the exchange ratio of 1.4799.  In addition, each outstanding share of preferred stock issued by Citizens South to the United States Department of the Treasury (the “Treasury”) in connection with Citizens South’s participation in the Small Business Lending Fund program (“SBLF”) was converted into a like number of substantially identical shares of a newly created series of the Registrant’s preferred stock.

Because the Merger consideration in the form of the Registrant’s shares was not oversubscribed, and consequently, no Citizens South stockholders were required to accept cash for their shares in the Merger, appraisal rights are not available to Citizens South stockholders in connection with the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

In September 2011, Citizens South issued to the Treasury 20,500 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series C, (the “CS Preferred Stock”) in connection with Citizens South’s participation in SBLF, as established under the Small Business Jobs Act of 2010. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of CS Preferred Stock was converted into the right to receive a share of the Registrant’s Senior Non-Cumulative Perpetual Preferred Stock, Series C, no par value (the “SBLF Preferred Stock”).

Under the terms of the SBLF Preferred Stock, the Registrant may only declare and pay a dividend on its common stock or other stock junior to the SBLF Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Registrant’s Tier 1 Capital would be at least 90% of the “Signing Date Tier 1 Capital”, as set forth in the Articles of Merger of the Registrant fixing the designations, preferences, limitations and relative rights of the SBLF Preferred Stock, excluding any subsequent net charge-offs and any redemption of the SBLF Preferred Stock (the “Tier 1 Dividend Threshold”). The Tier 1 Dividend Threshold is subject to reduction, beginning in September 2013 and ending in September 2021, by 10% for each one percent increase in the Registrant’s qualified small business lending over a specified baseline level.

In addition, the Registrant’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that the Registrant fails to declare and pay full dividends on the SBLF Preferred Stock.

The foregoing description of the terms of the SBLF Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Articles of Merger, which are filed as Exhibit 3.1 hereto, and are incorporated herein by reference.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, following completion of the Merger, Kim S. Price and Ben R. Rudisill, II, were to be appointed to serve on the Registrant’s Board of Directors (the “Board”). Effective October 1, 2012, in accordance with the Articles of Incorporation and Bylaws of the Registrant, the Board increased the number of directors of the Registrant from eight to ten and appointed each of Messrs. Price and Rudisill to serve as a director of the Registrant until the Registrant’s 2013 Annual Meeting of Shareholders, or until his successor is duly elected, designated or appointed and qualified. Mr. Price is the former Chief Executive Officer of Citizens South and Mr. Rudisill is the former Chairman of Citizens South’s board of directors. Mr. Price is expected to serve on the Loan and Risk and Wealth and Trust Committees of the Board. Mr. Rudisill is expected to serve on the Loan and Risk and Audit Committees of the Board.

Mr. Rudisill will receive compensation as a nonemployee director consistent with the Registrant’s standard nonemployee director compensation practices, prorated for 2012 as applicable, and is also eligible to participate in the Park Sterling Corporation 2010 Long Term Incentive Plan (the “Plan”), pursuant to which members of the Board may receive awards or grants from time to time as recommended by the Nominating and Governance Committee of the Board and approved by the Board. A description of the Registrant’s standard nonemployee director compensation practices and the Plan can be found in the section titled “Compensation of Directors” in the Registrant’s definitive proxy statement in connection with its 2012 Annual Meeting of Shareholders filed April 16, 2012.  As a non-independent director, Mr. Price will not receive compensation for service on the Board.

Mr. Price entered into consulting and noncompetition agreements with Park Sterling effective October 1, 2012, pursuant to which Mr. Price is to be paid $250,000 annually for up to five years in exchange for his consulting services following completion of the Merger, and $1,500,000 under the terms of the noncompetition agreement.  Under the change of control provisions of Mr. Price’s preexisting employment agreement with Citizens South and Citizens South Bank, Mr. Price will receive a lump sum cash severance payment in the amount of approximately $924,121.  Mr. Price also agreed to waive certain benefits under his salary continuation agreement with Citizens South Bank that he would otherwise have been entitled to receive in connection with the Merger in exchange for a lump sum cash payment in the amount of approximately $493,487.  Messrs. Price and Rudisill hold outstanding equity awards that were issued under certain equity incentive plans of Citizens South that the Registrant assumed in connection with the Merger.  In addition, each of the former directors of the Company, including Messrs. Price and Rudisill, executed a support agreement with Park Sterling pursuant to which, among other things, each agreed to vote his or her shares of Citizens South’s common stock in favor of the Merger and against an alternative business combination and agreed not to sell or transfer any shares of Citizens South’s common stock. The form of the support agreement is included as Exhibit A to the Merger Agreement.  There are no additional related party transactions with respect to Messrs. Price and Rudisill required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, on September 28, 2012, the Registrant filed Articles of Merger with the Secretary of State of the State of North Carolina, which became effective at 12:01 a.m. on October 1, 2012. The Articles of Merger set forth amendments to the Registrant’s Articles of Incorporation establishing the terms of the SBLF Preferred Stock. The foregoing description of the terms of the SBLF Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Articles of Merger, which are filed as Exhibit 3.1 hereto, and are incorporated herein by reference.

The information set forth in Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On October 1, 2012, the Registrant issued a press release announcing completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included herein, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K by no later than December 14, 2012.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K by no later than December 14, 2012.

(c) Not Applicable

(d) Exhibits

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger dated May 13, 2012 between the Registrant and Citizens South. #
Exhibit 3.1	Articles of Merger setting forth amendments to the Registrant’s Articles of Incorporation to establish the terms of the SBLF Preferred Stock.
Exhibit 99.1	Press Release of the Registrant, dated October 1, 2012.

#	Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed May 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 5, 2012

PARK STERLING CORPORATION

By:   /s/ David L. Gaines
David L. Gaines
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger dated May 13, 2012 between the Registrant and Citizens South. #
Exhibit 3.1	Articles of Merger setting forth amendments to the Registrant’s Articles of Incorporation to establish the terms of the SBLF Preferred Stock.
Exhibit 99.1	Press Release of the Registrant, dated October 1, 2012.

#	Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed May 17, 2012.